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                      AMENDMENT TO STOCK PURCHASE AGREEMENT


This Amendment to Stock Purchase Agreement ("the Amendment") is between Reinforced Plastic Systems Inc. ("Seller"), CC&E/RPS, Inc. ("Company"), and Specialty Solutions, Inc. ("Purchaser"), effective as of May 8, 1998.

WHEREAS, the Seller, Company and Purchaser entered into that certain Stock Purchase Agreement dated April 8, 1998 ("the Agreement");

WHEREAS, since that date the parties have agreed to amend certain provisions of the Agreement as set forth herein;

NOW, THEREFORE, the parties agree as follows:

1. The second paragraph of Section 1(d) of the Agreement shall be amended to add to the end of the sentence a new clause: ", including the following jobs: Amsdorf, Absorbers Schwedt, Ductwork Schwedt, Megalopolis (original and local contracts -- 2), Mumsdorf, and Deuben)."

2.   Section 3(h) shall be amended to replace "492" with "1000".

3.   Section 1(d) shall be amended to add the following new paragraph:
     "Purchaser shall not be assuming the Asset Purchase Agreement dated April 29, 1998 between Seller and Company or any liability thereunder, except as any terms relate to the obligations and responsibilities of Company to deliver, assign and transfer the German assets. Seller will release and hold harmless Company and Purchaser from any and all liability under the Asset Purchase Agreement, except with respect to the obligations and responsibilities of the Company to deliver, assign and transfer the German assets.

4. Section 9.1.2 shall be amended to add the following new sentence: "If Purchaser receives notice of any audit or proceedings related to tax matters arising prior to the Closing, Purchaser shall promptly notify Seller of same and provide opportunity for Seller to attend and participate in such proceedings."

5. Section 11 (b) shall be amended to add the following sentence immediately following the first sentence in the last paragraph: "This indemnity shall be net of any tax benefit relating to the expense or tax which gave rise to the indemnification obligation."

The Agreement, except as amended above, shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties as of the date first above written.

Specialty Solutions, Inc.                   Reinforced Plastic Systems, Inc.

/s/ LEE ORR                                 /s/  MANFRED SCHAPER
----------------------------                ----------------------------
By:   Lee Orr                               By:  Manfred Schaper


                                            CC&E/RPS, Inc.

                                            /s/ R.A. MCCULLOCH
                                            ----------------------------
                                            By:  R.A. McCulloch






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